                                                   EXHIBIT 12.1

                                     Computation of Ratios of Earnings to Fixed Charges
                                                  As of December 31, 2008

Earnings Excluding Interest on Deposits:

                                                                                       Year Ended
                                                                   2008         2007         2006         2005         2004
                                                                   ----         ----         ----         ----         ----

Income before income tax expense                                   (891)       21,467       20,539       18,602       14,062
Fixed charges                                                     11,626       13,804       11,769        5,838        5,678
                                                             ------------ ------------ ------------ ------------ ------------
                                                                  10,735       35,271       32,308       24,440       19,740
                                                             ============ ============ ============ ============ ============

Fixed charges:
   Interest expense                                               41,292       47,876       39,156       23,184       17,050
   Trust preferred debt expense                                    1,993        1,991        1,748            -            -
   Estimated interest component of
      net rental expense                                             596          569          508          382          363
   Less: Interest on deposits                                     32,255       36,632       29,643       17,728       11,735
                                                             ------------ ------------ ------------ ------------ ------------
                                                                  11,626       13,804       11,769        5,838        5,678
                                                             ============ ============ ============ ============ ============

Ratio of Earnings to Fixed Charges                                  0.92         2.56         2.75         4.19         3.48
    (Excluding Interest on Deposits)                         ============ ============ ============ ============ ============

Earnings Including Interest on Deposits:

                                                                                       Year Ended
                                                                   2008         2007         2006         2005         2004
                                                                   ----         ----         ----         ----         ----

Income before income tax expense                                   (891)       21,467       20,539       18,602       14,062
Fixed charges                                                     43,881       50,436       41,412       23,566       17,413
                                                             ------------ ------------ ------------ ------------ ------------
                                                                  42,990       71,903       61,951       42,168       31,475
                                                             ============ ============ ============ ============ ============

Fixed charges:
   Interest expense                                               41,292       47,876       39,156       23,184       17,050
   Trust preferred debt expense                                    1,993        1,991        1,748            -            -
   Estimated interest component of
      net rental expense                                             596          569          508          382          363
                                                             ------------ ------------ ------------ ------------ ------------
                                                                  43,881       50,436       41,412       23,566       17,413
                                                             ============ ============ ============ ============ ============

Ratio of Earnings to Fixed Charges                                  0.98         1.43         1.50         1.79         1.81
    (Including Interest on Deposits)                       ============ ============ ============ ============ ============